Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated May 7, 2026, on the consolidated financial statements of Veri Medtech Holdings, Inc. for the years ended December 31, 2025 and 2024 included herein on the registration statement of Veri Medtech Holdings, Inc. on Form S-1, Amendment 5 and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
June 9, 2026